Exhibit 99.1

MRC Global Announces Fourth Quarter and Full Year 2022

Earnings Release, Conference Call and Webcast Schedule

HOUSTON, TX – December 15, 2022 – MRC Global Inc. (NYSE: MRC) will release its fourth quarter and full year 2022 results on February 13, 2023, after the market closes.

In conjunction with the release, the company will host a conference call and webcast:

What:         MRC Global Fourth Quarter 2022 Earnings Conference Call and Webcast

When:         Tuesday, February 14, 2023, at 10:00 a.m. Eastern / 9:00 a.m. Central

How:         Via phone – Dial 201-689-8261 and ask for the MRC Global call prior to the start time, or

Via webcast – Visit our website http://www.mrcglobal.com in the investor relations section

A replay of the call will be available through February 28, 2023, by dialing 201-612-7415 using passcode 13734820#. An archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, upstream production, and midstream pipeline sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of 206 locations including valve and engineering centers. The company’s unmatched quality assurance program offers over 250,000 SKUs from over 10,000 suppliers, simplifying the supply chain for approximately 10,000 customers. Find out more at www.mrcglobal.com

Contact:

Monica Broughton Investor Relations
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

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